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                                                                     EXHIBIT 5.1

                         [BAKER BOTTS L.L.P. LETTERHEAD]



July 26, 2001



Heritage Propane Partners, L.P.
8801 South Yale Avenue, Suite 310
Tulsa, Oklahoma  74137

Gentlemen:

                  We have acted as special counsel to Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the Partnership's offer and sale of up to an aggregate of 2,875,000 common units representing limited partner interests in the Partnership (the "Common Units") pursuant to the Partnership's Registration Statement on Form S-3 (Registration No. 333-86057) (the "Registration Statement").

                  In our capacity as your counsel in the connection referred to above, we have examined the Partnership's Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership (the "Partnership"), each as amended to date, the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  The Common Units have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms of the underwriting agreement relating thereto will be, fully paid (to the extent required in the Partnership Agreement) and nonassessable (except as such nonassessability may


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Heritage Propane Partners, L.P.             2                      July 26, 2001


                  be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act).

                  We hereby consent to the filing of this opinion of counsel as an exhibit to a Current Report on Form 8-K dated July 26, 2001 of the Partnership, the incorporation by reference of this opinion by the Registration Statement and the reference to our Firm under the heading "Legal Matters" in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Baker Botts L.L.P.